EX-32 (Exhibit 32)

Certification pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906
of the Sarbanes-Oxley Act of 2002

Thomas J. Kemly, President and Chief Executive Officer, and Thomas F. Splaine Jr., Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer) of Columbia Financial Inc. (the “Company”), each certify in his capacity as an officer of the Company that he has reviewed the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2026, and that to the best of his knowledge:

(1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:	June 9, 2026	/s/Thomas J. Kemly
Thomas J. Kemly
President and Chief Executive Officer

Date:	June 9, 2026	/s/Thomas F. Splaine, Jr.
Thomas F. Splaine, Jr.
Executive Vice President and Chief Financial Officer